Exhibit 10.1

33 Coffee Lane, Waterbury, VT 05676

T + 800 545 2326
KeurigGreenMountain.com

September 26, 2015

Frances Rathke

Keurig Green Mountain, Inc.

33 Coffee Lane

Waterbury, VT  05676

Re: Amendment to Transition Agreement

Dear Fran:

Keurig Green Mountain, Inc. (“Company”), and you entered into that certain transition agreement, dated November 19, 2014 (the “Transition Agreement”).  The parties hereto now desire to amend certain provisions of the Transition Agreement in the manner reflected in this Amendment to the Transition Agreement (this “Amendment”), effective as of September 26, 2015 (the “Effective Date”).

1.              You agree to continue in your role as Strategic Advisor to the Chief Executive Officer until December 31, 2015. As a result, your “Transition Date” (as such term is defined in the Transition Agreement) shall be December 31, 2015, subject to earlier termination as provided in the Transition Agreement, and the “Termination Date” (as such term is defined in the Transition Agreement) shall be no later than December 31, 2015, subject to earlier termination as provided in the Transition Agreement.

2.              You will continue to receive your current base salary until your Termination Date but You will not be entitled to any STIP (as such term is defined in the Transition Agreement) payments for FY 2016 and You shall not be eligible for new or additional equity awards under the 2014 Omnibus Incentive Plan.  For the avoidance of doubt, your provision of services through the Termination Date shall be deemed “Employment” for purposes of the Company’s 2006 Incentive Plan and 2014 Omnibus Incentive Plan.

3.              This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

4.              All terms and provisions of the Transition Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect.  From and after the Effective Date, all references to the term “Transition Agreement” in this Amendment or the original Transition Agreement shall include the terms contained in this Amendment.

KEURIG GREEN MOUNTAIN, INC.		/s/ Frances Rathke
FRANCES G. RATHKE

By:	/s/ Brian P. Kelley	9/26/15
Brian P. Kelley, Chief Executive Officer		Date

9/26/15
Date